Jackson National Life Insurance Company® SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Crediting Method endorsements for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Issue Date: [April 26, 2027] Index Account Options. Subject to availability. Index choices of: [S&P 500®] [Russell 2000®] [Dow Jones Industrial Average®] [MSCI Emerging Markets] [MSCI EAFE] [Nasdaq-100®] Crediting Method and term choices of: Term Buffer Selection Crediting Method 1-Year 10%, 15%, 20%, 100% Cap 3-Year 10%, 15%, 20%, 100% Cap 6-Year 10%, 15%, 20%, 100% Cap 1-Year 10% Guaranteed Cap* 3-Year 10% Guaranteed Cap* 1-Year 10% Dual Direction+ 3-Year 10% Dual Direction+ 6-Year 10% Dual Direction+ 1-Year 10%, 15%, 100% Performance Trigger [*Guaranteed Cap can be selected for allocation of initial Premium or subsequent Premium. Transfers into a Guaranteed Cap are not permitted.] Please refer to Your transaction confirmation statements for the declared rates applicable to Your Premiums. ICC26 7820-SI 1

Guaranteed Minimum Index Adjustment Factors: The Index Adjustment Factors are determined and guaranteed for each Index Account Option Term. These guaranteed Minimum Index Adjustment Factors apply for the life of the Contract. • [Cap Rate (CR): The CR will never be less than [1.00% for the 1-year,] [1.50% for the 3-year,] and [2.00% for the 6-year].] • [Index Participation Rate (IPR): The IPR will never be less than [100%].] • [Dual Direction Cap Rate (DDCR): The DDCR will never be less than [1.00% for the 1-year,] [1.50% for the 3-year,] and [2.00% for the 6-year].] • [Dual Direction Rate (DDR): The DDR will never be less than [5.00%].] • [Performance Trigger Rate (PTR): The PTR will never be less than [1.00%].] • [Buffer: The Buffer will never be less than [5.00%].] • [Guaranteed Cap Rate (GCR): The GCR will never be less than [1.00% for the 1-year] and [1.50% for the 3-year].] • [Guaranteed Index Participation Rate (GIPR): The GIPR will never be less than [100%].] • [Guaranteed Buffer (GB): The GB will never be less than [5.00%].] [Guarantee Period: The Guarantee Period will be: 1. the first [6] Contract Years for allocation of initial Premium; and 2. the first [6] years from the applicable Premium Allocation Date for allocation of each subsequent Premium.] Discontinuation of or Substantial Change to an Index. During an Index Account Option Term, if an Index is discontinued, the cost of hedging that Index becomes excessive, or if the calculation is changed substantially, the Company may substitute a comparable Index. The Company will obtain approval from the IIPRC and will notify You and any assignee before using a substitute Index. ICC26 7820-SI 2